Exhibit 10.37

EIGHTH AMENDMENT TO

THE FISHER-PRICE PENSION PLAN

WHEREAS, Mattel, Inc. (“Mattel”) sponsors the Fisher-Price Pension Plan for the benefit of eligible employees of Fisher-Price, Inc. and certain other subsidiaries; and

WHEREAS, the provisions of the Plan are set forth in a 1994 Restatement, as amended by a Seventh Amendment thereto; and

WHEREAS, Mattel desires to amend the Plan to (i) reflect recent legislative and regulatory changes in the federal pension laws and (ii) meet other current needs; and

WHEREAS, in Section 9.1 of the Plan, Mattel reserved the right to amend the Plan at any time in whole or in part;

NOW, THEREFORE, to effect the foregoing, Mattel does hereby declare that the Plan be, and hereby is, amended as follows:

1. The first and second paragraphs of Section 3.10(a) of the Plan are amended effective as of January 1, 2002 to read as follows:

(a) Maximum Benefit. This Section 3.10(a) of the Plan shall be effective for Plan Years ending after December 31, 2001, provided any benefit increases resulting from the increase in the limitations set forth in this Section 3.10(a) shall be provided only to Participants who complete one hour of service after December 31, 2001.

(1) Definitions.

(A) Defined Benefit Dollar Limitation. The defined benefit dollar limitation shall be $160,000, adjusted effective January 1 of each year under Section 415(d) of the Code, payable in the form of a straight life annuity. The defined benefit dollar limitation, as adjusted under Section 415(d) of the Code, shall apply to Plan Years ending with or within the calendar year for which the adjustment applies.

(B) Defined Benefit Compensation Limit. The defined benefit compensation limit shall be one hundred percent (100%) of the Participant’s compensation averaged over the three consecutive Plan Years (or actual number of Plan Years for Participants who have been employed for less than three consecutive Plan Years) during which the Participant had the greatest aggregate compensation from the Employer.

(2) Maximum Permissible Benefit. The maximum permissible benefit is the lesser of the defined benefit dollar limitation or the defined benefit compensation limit (both adjusted where required, as provided below).

(A) If a Participant has fewer than ten (10) years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation, and the denominator of which is ten (10). If a Participant has fewer than ten (10) years of service, the defined benefit compensation limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of service, and the denominator of which is ten (10).

(B) If a Participant’s benefit begins prior to age sixty-two (62), the defined benefit dollar limitation applicable to the Participant at such earlier age is the annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age sixty-two (62) (adjusted under subsection (A) above, if required). The defined benefit dollar limitation applicable at an age prior to age sixty-two (62) is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table specified in Section 5.4 or (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a five percent (5%) interest rate and the mortality table specified in Section 5.4. Any decrease in the defined benefit dollar limitation determined in accordance with this subsection (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement shall be taken into account.

(C) If a Participant’s benefit begins after the Participant attains age sixty-five (65), the defined benefit dollar limitation applicable to the Participant at such later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age sixty-five (65) (adjusted under subsection (A) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age sixty-five (65) is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table specified in Section 5.4 or (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a five percent (5%) interest rate assumption and the mortality table specified in Section 5.4. For these purposes, mortality between age sixty-five (65) and the age at which benefits commence shall be ignored.

2. Section 4.4(c) of the Plan is amended effective as of January 1, 2002 by adding the following new sentences to the end thereof:

Effective January 1, 2002, the portion of a distributee’s distribution consisting of after-tax contributions which are not includible in income shall be eligible for a direct rollover in accordance with the provisions of this Section. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code, that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible in gross income.

3. The first sentence of Section 4.4(d) of the Plan is amended effective as of January 1, 2002 to read as follows:

An eligible retirement plan is any plan described in Section 402(c)(8)(B) of the Code, including an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred to such plan from the Plan, the terms of which permit the acceptance of a direct rollover from a qualified plan.

4. Section 12.2(b)(1) of the Plan is amended effective as of January 1, 2002 to read as follows:

(1) The term “Key Employee” means any employee or former employee (including any deceased employee) who, at any time during the Plan Year that includes the Determination Date, was

(A) an officer of the Company having annual compensation in excess of $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002);

(B) a 5% owner of the Company; or

(C) a 1% owner of the Company having annual compensation in excess of $150,000.

For this purpose, annual compensation means compensation within the meaning of Section 415(c) of the Code.

5. Section 12.2(b)(2) of the Plan is amended effective as of January 1, 2002 by deleting the phrase “during the five-year period ending on the Determination Date” each time it appears therein and by substituting in lieu thereof the phrase “during the one-year period ending on the Determination Date.”

6. Section 12.2(b)(2) of the Plan is amended effective as of January 1, 2002 by adding the following new sentence to the end thereof:

In the case of a distribution made for a reason other than separation from service, death or disability, this subsection shall be applied by substituting “five-year period” for “one-year period.”

7. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Mattel has caused this instrument to be executed by its duly authorized officer this 20th day of December, 2002.

MATTEL, INC.

By:	/s/ Alan Kaye

Name:	Alan Kaye
Title:	Senior Vice President—Human Resources

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